Exhibit 99.2

    (Text of graph posted to Ashland Inc.'s website concerning Ashland
                      Distribution Company's revenue)


                 ADC Revenue - Monthly Sales ($, Millions)

             2000        2001         2002        2003         2004      2005
            ------      ------       ------      ------      ------     ------

January       246         242          210         239          247       304
February      269         234          202         231          252       311
March         297         250          210         244          289
April         265         234          227         248          279
May           286         280          231         241          269
June          291         223          213         246          292
July          253         217          219         243          276
August        285         235          226         239          302
September     255         202          215         242          295
October       268         227          240         263          301
November      244         196          210         221          305
December      219         163          188         214          289



                  ADC - 12 Month Rolling Average ($, Millions)

             2000        2001         2002        2003         2004      2005
            ------      ------       ------      ------       ------    ------

January       251         265          223         218          240       288
February      254         262          220         221          242       293
March         257         258          217         224          245
April         258         255          216         225          248
May           262         255          212         226          250
June          264         249          211         229          254
July          265         246          211         231          257
August        268         242          211         232          262
September     268         237          212         234          267
October       269         234          213         236          270
November      268         230          214         237          277
December      265         225          216         239          283